Exhibit 99.1

PFSweb Reports Fourth Quarter and Full Year 2013 Results

- 2013 Service Fee Equivalent Revenue of $118.7 Million Drives Adj. EBITDA of $10.7 Million -

- Service Fee Equivalent Revenue in 2014 Expected to Increase 7%-12% to $127-$133 Million,

with Adj. EBITDA Increasing 12%-31% to $12-$14 Million -

Allen, TX – March 6, 2014 – PFSweb, Inc. (NASDAQ: PFSW), an international provider of end-to-end eCommerce solutions, reported financial results for the fourth quarter and full year ended December 31, 2013 and provided its financial outlook for 2014.

Fourth Quarter 2013 Financial Highlights

•	Service fee equivalent revenue (a non-GAAP measure defined and discussed below) decreased to $35.6 million compared to $38.0 million in the same period in 2012.

•	Service fee gross margin increased 410 basis points to 30.3% compared to 26.2% in the same period in 2012.

•	Adjusted EBITDA (a non-GAAP measure defined and discussed below) increased to $3.9 million versus $3.8 million in the same period in 2012.

•	Cash and cash equivalents totaled $22.4 million compared to $19.6 million as of December 31, 2012.

•	Debt totaled $11.1 million, declining 50% from December 31, 2012.

Fourth Quarter 2013 Financial Results

Total revenues in the fourth quarter totaled $66.7 million compared to $77.0 million in the same period in 2012. The decrease in total revenues was primarily due to the expected decline in product revenue to $21.3 million compared to $28.3 million in the same period in 2012 as a result of restructuring activities by the company’s largest client in this segment. Service fee revenue in the fourth quarter of 2013 totaled $34.3 million compared to $35.4 million the same period in 2012.

Service fee equivalent revenue was $35.6 million compared to $38.0 million in the same period in 2012. This decrease, which was primarily due to previously announced client transitions earlier in the year, was partially offset by revenues generated from new and expanded client relationships as well as higher seasonal client volumes.

Service fee gross margin in the fourth quarter increased 410 basis points to 30.3% compared to 26.2% in the same period in 2012. This increase resulted primarily from a change in the client mix, an increased level of higher margin professional and technology services, including project activity, and improved operating efficiencies.

Adjusted EBITDA increased to $3.9 million compared to $3.8 million in the same period in 2012, despite reduced revenue levels.

Net loss in the fourth quarter of 2013 was $0.4 million, or $(0.03) per diluted share, compared to net income of $0.7 million, or $0.05 per diluted share, in the same period in 2012. Net loss in the fourth quarter of 2013 included approximately $1.4 million in stock-based compensation expense. Net loss in the fourth quarter of 2012 included approximately $0.3 million in stock-based compensation expense.

Non-GAAP net income (a non-GAAP measure defined and discussed below) in the fourth quarter of 2013 was $1.0 million, or $0.06 per diluted share, compared to non-GAAP net income of $1.0 million, or $0.07 per diluted share, for the fourth quarter of 2012.

At December 31, 2013, the company’s cash and cash equivalents increased $2.8 million to $22.4 million compared to $19.6 million at December 31, 2012. Total debt at December 31, 2013 was reduced by 50% to $11.1 million compared to $22.1 million at December 31, 2012. The decrease in debt primarily resulted from the inflow of cash proceeds from the company’s May 2013 equity offering.

Full Year 2013 Financial Results

Total revenues decreased to $241.6 million in 2013 compared to $281.6 million in 2012. Product revenue decreased to $91.0 million in 2013 compared to $119.7 million in 2012. Service fee revenue in 2013 decreased to $113.0 million compared to $120.4 million in 2012. Service fee equivalent revenue was $118.7 million compared to $130.0 million in 2012.

Service fee gross margin in 2013 increased 580 basis points to 31.7% compared to 25.9% in 2012.

Adjusted EBITDA was $10.7 million in 2013 compared to $12.0 million in 2012.

Net loss in 2013 was $5.9 million, or $(0.39) per diluted share, compared to a net loss of $1.5 million, or $(0.12) per diluted share, in 2012. Net loss in 2013 included approximately $2.6 million in stock-based compensation expense and $2.5 million in restructuring charges. Net loss in 2012 included approximately $1.3 million in stock-based compensation expense, $0.9 million in move related expenses and $0.5 million in lease termination costs.

Non-GAAP net loss in 2013 was $0.8 million, or $(0.05) per diluted share, compared to non-GAAP net income of $1.1 million, or $0.09 per diluted share, in 2012.

Management Commentary

“2013 was a pivotal year as we refocused our operations on expanding our higher-margin service business and improving overall operating efficiencies,” said Michael Willoughby, CEO of PFSweb. “As expected during the fourth quarter, the continued year-over-year decline in our lower-margin product revenue segment and transition of certain previously announced client programs weighed on our top line. However, we generated stronger than anticipated service fee equivalent revenue, the metric we use to measure our primary business activity. This was largely the result of robust client sales experienced throughout the U.S. and Europe during the all-important holiday season. Additionally, our cost initiatives implemented throughout the year helped expand service fee revenue gross margin and Adjusted EBITDA as compared to the prior year, despite reduced revenue levels.”

Willoughby concluded: “As we move into 2014, we remain very excited about our opportunities for growth in revenue and profitability through new and expanded client relationships and a continued emphasis on controlling costs. In addition to the strong U.S. ecommerce market, we are pleased to see increased opportunities in Europe and Canada, as well as through our strategic relationship with transcosmos. While our new client activity and existing client growth in the first half of 2014 is expected to be more than offset by the remaining impact of client transitions that occurred in 2013, we expect to exit 2014 as a much stronger company, especially given the expected rollout of the U.S. Mint and other recent client wins in the second half of the year.”

2014 Outlook

PFSweb is currently targeting 2014 service fee equivalent revenue to range between $127 million to $133 million, increasing 7% to 12% from 2013. The company is also targeting Adjusted EBITDA in 2014 to range between $12 million and $14 million, representing an increase of 12% to 31% from 2013.

Conference Call

PFSweb will conduct a conference call today at 11:00 a.m. Eastern time to discuss its results for the fourth quarter and full year ended December 31, 2013.

The company’s CEO Mike Willoughby and CFO Tom Madden will host the conference call, followed by a question and answer period.

Date: Thursday, March 6, 2014

Time: 11:00 a.m. Eastern time (10:00 a.m. Central time)

Dial-in number: 1-877-941-4774

International number: 1-480-629-9760

Conference ID: 4670781

Please call the conference telephone number 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact Liolios Group at 1-949-574-3860.

The conference call will be broadcast live and available for replay at http://public.viavid.com/index.php?id=108042 and via the investor relations section at www.pfsweb.com.

A replay of the conference call will be available after 2:00 p.m. Eastern time on the same day through March 20, 2014.

Toll-free replay number: 1-877-870-5176

International replay number: 1-858-384-5517

Replay ID: 4670781

About PFSweb Inc.

PFSweb, Inc. (NASDAQ: PFSW) is an international business process outsourcing provider of end-to-end eCommerce solutions. The company provides these solutions and services to major brand names and other companies seeking to optimize their supply chain and enhance their traditional and online business channels, which include both direct-to-consumer and business-to-business sales channels. PFSweb supports organizations across various industries, including Procter & Gamble, L’Oreal, LEGO,

Columbia Sportswear, Riverbed, Ricoh, Roots Canada Ltd., Diageo, BCBGMAXAZRIA, T.J. Maxx, the United States Mint, and many more. PFSweb is headquartered in Allen, TX with additional locations in Tennessee, Mississippi, Canada, Belgium, and the Philippines. For more information, please visit www.pfsweb.com.

Non-GAAP Financial Measures

This news release may contain certain non-GAAP measures, including non-GAAP net income (loss), earnings before interest, income taxes, depreciation and amortization (EBITDA), Adjusted EBITDA and service fee equivalent revenue.

Non-GAAP net income (loss) represents net income (loss) calculated in accordance with U.S. GAAP as adjusted for the impact of non-cash stock-based compensation expense, restructuring and other charges, lease termination costs and certain move related expenses.

EBITDA represents earnings (or losses) before interest, income taxes, depreciation, and amortization. Adjusted EBITDA further eliminates the effect of stock-based compensation, restructuring and other charges, lease termination costs and certain move related expenses.

Service fee equivalent revenue represents service fee revenue plus the gross profit earned on product revenue.

Non-GAAP net income (loss), EBITDA, Adjusted EBITDA and service fee equivalent revenue are used by management, analysts, investors and other interested parties in evaluating our operating performance compared to that of other companies in our industry. The calculation of non-GAAP net income (loss) eliminates the effect of stock-based compensation, restructuring and other charges, lease termination costs and certain move related expenses and EBITDA and adjusted EBITDA further eliminate the effect of financing, income taxes and the accounting effects of capital spending, which items may vary from different companies for reasons unrelated to overall operating performance. Service fee equivalent revenue allows client contracts with similar operational support models but different financial models to be combined as if all contracts were being operated on a service fee revenue basis.

PFSweb believes these non-GAAP measures provide useful information to both management and investors by focusing on certain operational metrics and excluding certain expenses in order to present its core operating performance and results. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to, GAAP results. The non-GAAP measures included in this press release have been reconciled to the GAAP results in the attached tables.

Forward-Looking Statements

The matters discussed herein consist of forward-looking information under the Private Securities Litigation Reform Act of 1995 and is subject to and involves risks and uncertainties, which could cause actual results to differ materially from the forward-looking information. PFSweb’s Annual Report on Form 10-K for the year ended December 31, 2012 and Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2013 identify certain factors that could cause actual results to differ materially from those projected in any forward looking statements made and investors are advised to review the Annual and Quarterly Reports of the Company and the Risk Factors described therein. PFSweb undertakes no obligation to update publicly any forward-looking statement for any reason, even if new information becomes available or other events occur in the future. There may be additional risks that we do not currently view as material or that are not presently known.

PFSweb, Inc. and Subsidiaries

Preliminary Unaudited Condensed Consolidated Balance Sheets (A)

(In Thousands, Except Share Data)

	December 31,	December 31,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$22,418	$19,626
Restricted cash	130	283
Accounts receivable, net of allowance for doubtful accounts of $382 and $450 at December 31, 2013 and December 31, 2012, respectively	55,292	45,684
Inventories, net of reserves of $962 and $1,789 at December 31, 2013 and December 31, 2012, respectively	14,169	24,654
Other receivables	5,241	7,675
Prepaid expenses and other current assets	4,713	4,346

Total current assets	101,963	102,268
PROPERTY AND EQUIPMENT, net	27,190	27,917
OTHER ASSETS	2,883	3,286

Total assets	132,036	133,471

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$8,231	$16,660
Trade accounts payable	34,096	40,493
Deferred revenue	8,181	6,648
Accrued expenses	25,045	23,097

Total current liabilities	75,553	86,898
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	2,876	5,400
DEFERRED REVENUE	7,491	7,562
DEFERRED RENT	5,191	5,560

Total liabilities	91,111	105,420

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Preferred stock, $1.00 par value; 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.001 par value; 35,000,000 shares authorized; 16,540,904 and 12,812,386 shares issued at December 31, 2013 and December 31, 2012, respectively; and 16,507,437 and 12,778,919 shares outstanding as of December 31, 2013 and December 31, 2012, respectively	17	13
Additional paid-in capital	124,522	106,018
Accumulated deficit	(85,300)	(79,409)
Accumulated other comprehensive income	1,811	1,554
Treasury stock at cost, 33,467 shares	(125)	(125)

Total shareholders’ equity	40,925	28,051

Total liabilities and shareholders’ equity	$132,036	$133,471

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2012.

PFSweb, Inc. and Subsidiaries

Preliminary Unaudited Condensed Consolidated Statements of Operations (A)

(In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
REVENUES:
Product revenue, net	$21,322	$28,290	$90,982	$119,740
Service fee revenue	34,269	35,411	112,977	120,433
Pass-thru revenue	11,133	13,269	37,644	41,390

Total revenues	66,724	76,970	241,603	281,563

COSTS OF REVENUES:
Cost of product revenue	20,022	25,700	85,237	110,183
Cost of service fee revenue	23,895	26,119	77,160	89,249
Cost of pass-thru revenue	11,133	13,269	37,644	41,390

Total costs of revenues	55,050	65,088	200,041	240,822

Gross profit	11,674	11,882	41,562	40,741
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	11,840	10,813	46,235	40,620

Income (loss) from operations	(166)	1,069	(4,673)	121
INTEREST EXPENSE (INCOME), NET	115	230	679	988

Income (loss) before income taxes	(281)	839	(5,352)	(867)
INCOME TAX PROVISION (BENEFIT)	128	187	539	644

NET INCOME (LOSS)	$(409)	$652	$(5,891)	$(1,511)

NON-GAAP NET INCOME (LOSS)	$970	$963	$(772)	$1,130

NET INCOME (LOSS) PER SHARE:
Basic	$(0.03)	$0.05	$(0.39)	$(0.12)

Diluted	$(0.03)	$0.05	$(0.39)	$(0.12)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING:
Basic	16,345	12,779	14,957	12,777

Diluted	16,345	12,907	14,957	12,777

EBITDA	$2,511	$3,482	$5,537	$9,369

ADJUSTED EBITDA	$3,890	$3,793	$10,656	$12,010

(A)	The financial data above should be read in conjunction with the audited consolidated financial statements of PFSweb, Inc. included in its Form 10-K for the year ended December 31, 2012.

PFSweb, Inc. and Subsidiaries

Reconciliation of certain Non-GAAP Items to GAAP

(In Thousands, Except Per Share Data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
NET INCOME (LOSS)	$(409)	$652	$(5,891)	$(1,511)
Income tax expense	128	187	539	644
Interest expense, net	115	230	679	988
Depreciation and amortization	2,677	2,413	10,210	9,248

EBITDA	$2,511	$3,482	$5,537	$9,369
Stock-based compensation	1,379	311	2,574	1,325
Restructuring and other charges	—	—	2,545	—
Lease terminations costs	—	—	—	450
Move related expenses	—	—	—	866

ADJUSTED EBITDA	$3,890	$3,793	$10,656	$12,010

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
NET INCOME (LOSS)	$(409)	$652	$(5,891)	$(1,511)
Stock-based compensation	1,379	311	2,574	1,325
Restructuring and other charges	—	—	2,545	—
Lease terminations costs	—	—	—	450
Move related expenses	—	—	—	866

NON-GAAP NET INCOME (LOSS)	$970	$963	$(772)	$1,130

NET INCOME (LOSS) PER SHARE:
Basic	$(0.03)	$0.05	$(0.39)	$(0.12)

Diluted	$(0.03)	$0.05	$(0.39)	$(0.12)

NON-GAAP NET INCOME (LOSS) Per Share:
Basic	$0.06	$0.08	$(0.05)	$0.09

Diluted	$0.06	$0.07	$(0.05)	$0.09

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2013	2012	2013	2012
TOTAL REVENUES	$66,724	$76,970	$241,603	$281,563
Pass-thru revenue	(11,133)	(13,269)	(37,644)	(41,390)
Cost of product revenue	(20,022)	(25,700)	(85,237)	(110,183)

SERVICE FEE EQUIVALENT REVENUE	$35,569	$38,001	$118,722	$129,990

PFSweb, Inc. and Subsidiaries

Preliminary Unaudited Consolidating Statements of Operations

For the Three Months Ended December 31, 2013

(In Thousands)

		Business &
	PFSweb	Retail Connect	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$21,322	$—	$21,322
Service fee revenue	30,580	3,689	—	34,269
Service fee revenue—affiliate	3,779	338	(4,117)	—
Pass-thru revenue	11,133	—	—	11,133

Total revenues	45,492	25,349	(4,117)	66,724

COSTS OF REVENUES:
Cost of product revenue	—	20,022	—	20,022
Cost of service fee revenue	24,028	3,547	(3,680)	23,895
Cost of pass-thru revenue	11,133	—	—	11,133

Total costs of revenues	35,161	23,569	(3,680)	55,050

Gross profit	10,331	1,780	(437)	11,674
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	11,036	1,241	(437)	11,840

Income (loss) from operations	(705)	539	—	(166)
INTEREST EXPENSE (INCOME), NET	(29)	144	—	115

Income (loss) before income taxes	(676)	395	—	(281)
INCOME TAX PROVISION (BENEFIT)	(15)	143		128

NET INCOME (LOSS)	$(661)	$252	$—	$(409)

NON-GAAP NET INCOME (LOSS)	$718	$252	$—	$970

EBITDA	$1,929	$582	$—	$2,511

ADJUSTED EBITDA	$3,308	$582	$—	$3,890

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:
NET INCOME (LOSS)	$(661)	$252	$—	(409)
Income tax expense (benefit)	(15)	143	—	128
Interest expense (income), net	(29)	144	—	115
Depreciation and amortization	2,634	43	—	2,677

EBITDA	$1,929	$582	$—	$2,511
Stock-based compensation	1,379	—	—	1,379

ADJUSTED EBITDA	$3,308	$582	$—	$3,890

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:
NET INCOME (LOSS)	$(661)	$252	$—	$(409)
Stock-based compensation	1,379	—	—	1,379

NON-GAAP NET INCOME (LOSS)	$718	$252	$—	$970

Note: Business and Retail Connect includes our Supplies Distributors and PFSweb Retail Connect operations, which operate similar financial models on behalf of our client relationships.

PFSweb, Inc. and Subsidiaries

Preliminary Unaudited Consolidating Statements of Operations

For the Twelve Months Ended December 31, 2013

(In Thousands)

		Business &
	PFSweb	Retail Connect	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$90,982	$—	$90,982
Service fee revenue	104,448	8,529	—	112,977
Service fee revenue—affiliate	10,246	1,448	(11,694)	—
Pass-thru revenue	37,644	—	—	37,644

Total revenues	152,338	100,959	(11,694)	241,603

COSTS OF REVENUES:
Cost of product revenue	—	85,237	—	85,237
Cost of service fee revenue	78,843	8,708	(10,391)	77,160
Cost of pass-thru revenue	37,644	—	—	37,644

Total costs of revenues	116,487	93,945	(10,391)	200,041

Gross profit	35,851	7,014	(1,303)	41,562
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	41,709	5,829	(1,303)	46,235

Income (loss) from operations	(5,858)	1,185	—	(4,673)
INTEREST EXPENSE (INCOME), NET	84	595	—	679

Income (loss) before income taxes	(5,942)	590	—	(5,352)
INCOME TAX PROVISION (BENEFIT)	185	354	—	539

NET INCOME (LOSS)	$(6,127)	$236	$—	$(5,891)

NON-GAAP NET INCOME (LOSS)	$(1,008)	$236	$—	$(772)

EBITDA	$4,193	$1,344	$—	$5,537

ADJUSTED EBITDA	$9,312	$1,344	$—	$10,656

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:
NET INCOME (LOSS)	$(6,127)	$236	$—	(5,891)
Income tax expense (benefit)	185	354	—	539
Interest expense (income), net	84	595	—	679
Depreciation and amortization	10,051	159	—	10,210

EBITDA	$4,193	$1,344	$—	$5,537
Stock-based compensation	2,574	—	—	2,574
Restructuring and other charges	2,545	—	—	2,545

ADJUSTED EBITDA	$9,312	$1,344	$—	$10,656

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:
NET INCOME (LOSS)	$(6,127)	$236	$—	$(5,891)
Stock-based compensation	2,574	—	—	2,574
Restructuring and other charges	2,545	—	—	2,545

NON-GAAP NET INCOME (LOSS)	$(1,008)	$236	$—	$(772)

Note: Business and Retail Connect includes our Supplies Distributors and PFSweb Retail Connect operations, which operate similar financial models on behalf of our client relationships.

PFSweb, Inc. and Subsidiaries

Unaudited Consolidating Statements of Operations

For the Three Months Ended December 31, 2012

(In Thousands)

		Business &
	PFSweb	Retail Connect	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$28,290	$—	$28,290
Service fee revenue	35,411	—	—	35,411
Service fee revenue—affiliate	1,776	229	(2,005)	—
Pass-thru revenue	13,269	—	—	13,269

Total revenues	50,456	28,519	(2,005)	76,970

COSTS OF REVENUES:
Cost of product revenue	—	25,700	—	25,700
Cost of service fee revenue	26,866	229	(976)	26,119
Cost of pass-thru revenue	13,269	—	—	13,269

Total costs of revenues	40,135	25,929	(976)	65,088

Gross profit	10,321	2,590	(1,029)	11,882
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	9,456	2,386	(1,029)	10,813

Income (loss) from operations	865	204	—	1,069
INTEREST EXPENSE (INCOME), NET	63	167	—	230

Income (loss) before income taxes	802	37	—	839
INCOME TAX PROVISION (BENEFIT)	174	13	—	187

NET INCOME (LOSS)	$628	$24	$—	$652

NON-GAAP NET INCOME (LOSS)	$939	$24	$—	$963

EBITDA	$3,243	$239	$—	$3,482

ADJUSTED EBITDA	$3,554	$239	$—	$3,793

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:
NET INCOME (LOSS)	$628	$24	$—	652
Income tax expense (benefit)	174	13	—	187
Interest expense (income), net	63	167	—	230
Depreciation and amortization	2,378	35	—	2,413

EBITDA	$3,243	$239	$—	$3,482
Stock-based compensation	311	—	—	311

ADJUSTED EBITDA	$3,554	$239	$—	$3,793

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:
NET INCOME (LOSS)	$628	$24	$—	$652
Stock-based compensation	311	—	—	311

NON-GAAP NET INCOME (LOSS)	$939	$24	$—	$963

Note: Business and Retail Connect includes our Supplies Distributors and PFSweb Retail Connect operations, which operate similar financial models on behalf of our client relationships.

PFSweb, Inc. and Subsidiaries

Unaudited Consolidating Statements of Operations

For the Twelve Months Ended December 31, 2012

(In Thousands)

		Business &
	PFSweb	Retail Connect	Eliminations	Consolidated
REVENUES:
Product revenue, net	$—	$119,740	$—	$119,740
Service fee revenue	120,433	—	—	120,433
Service fee revenue—affiliate	5,397	679	(6,076)	—
Pass-thru revenue	41,390	—		41,390

Total revenues	167,220	120,419	(6,076)	281,563

COSTS OF REVENUES:
Cost of product revenue	—	110,183	—	110,183
Cost of service fee revenue	92,196	679	(3,626)	89,249
Cost of pass-thru revenue	41,390	—	—	41,390

Total costs of revenues	133,586	110,862	(3,626)	240,822

Gross profit	33,634	9,557	(2,450)	40,741
SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	35,664	7,406	(2,450)	40,620

Income (loss) from operations	(2,030)	2,151	—	121
INTEREST EXPENSE (INCOME), NET	203	785	—	988

Income (loss) before income taxes	(2,233)	1,366	—	(867)
INCOME TAX PROVISION (BENEFIT)	82	562	—	644

NET INCOME (LOSS)	$(2,315)	$804	$—	$(1,511)

NON-GAAP NET INCOME (LOSS)	$326	$804	$—	$1,130

EBITDA	$7,117	$2,252	$—	$9,369

ADJUSTED EBITDA	$9,758	$2,252	$—	$12,010

A reconciliation of NET INCOME (LOSS) to EBITDA and ADJUSTED EBITDA follows:
NET INCOME (LOSS)	$(2,315)	$804	$—	(1,511)
Income tax expense (benefit)	82	562	—	644
Interest expense (income), net	203	785	—	988
Depreciation and amortization	9,147	101	—	9,248

EBITDA	$7,117	$2,252	$—	$9,369
Stock-based compensation	1,325	—	—	1,325
Lease termination costs	450	—	—	450
Move related expenses	866	—	—	866

ADJUSTED EBITDA	$9,758	$2,252	$—	$12,010

A reconciliation of NET INCOME (LOSS) to NON-GAAP NET INCOME (LOSS) follows:
NET INCOME (LOSS)	$(2,315)	$804	$—	$(1,511)
Stock-based compensation	1,325	—	—	1,325
Lease termination costs	450	—	—	450
Move related expenses	866	—	—	866

NON-GAAP NET INCOME (LOSS)	$326	$804	$—	$1,130

Note: Business and Retail Connect includes our Supplies Distributors and PFSweb Retail Connect operations, which operate similar financial models on behalf of our client relationships.

PFSweb, Inc. and Subsidiaries

Unaudited Condensed Consolidating Balance Sheets

as of December 31, 2013

(In Thousands)

		Business &
	PFSweb	Retail Connect	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$15,028	$7,390	$—	$22,418
Restricted cash	—	130	—	130
Accounts receivable, net	37,857	18,697	(1,262)	55,292
Inventories, net	—	14,169	—	14,169
Other receivables	—	5,241	—	5,241
Prepaid expenses and other current assets	3,552	1,161	—	4,713

Total current assets	56,437	46,788	(1,262)	101,963
PROPERTY AND EQUIPMENT, net	26,945	245	—	27,190
RECEIVABLE/INVESTMENT IN AFFILIATES	12,777	—	(12,777)	—
OTHER ASSETS	2,800	83	—	2,883

Total assets	98,959	47,116	(14,039)	132,036

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$4,419	$3,812	$—	$8,231
Trade accounts payable	11,602	23,756	(1,262)	34,096
Deferred revenue	8,181	—	—	8,181
Accrued expenses	18,114	6,931	—	25,045

Total current liabilities	42,316	34,499	(1,262)	75,553
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	2,876	—	—	2,876
PAYABLE TO AFFILIATES	—	23,045	(23,045)	—
DEFERRED REVENUE	7,491	—	—	7,491
DEFERRED RENT	5,191	—	—	5,191

Total liabilities	57,874	57,544	(24,307)	91,111

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock	17	19	(19)	17
Capital contributions	—	1,000	(1,000)	—
Additional paid-in capital	124,522	28,060	(28,060)	124,522
Retained earnings (accumulated deficit)	(85,146)	(41,850)	41,696	(85,300)
Accumulated other comprehensive income	1,817	2,343	(2,349)	1,811
Treasury stock	(125)	—	—	(125)

Total shareholders’ equity	41,085	(10,428)	10,268	40,925

Total liabilities and shareholders’ equity	$98,959	$47,116	$(14,039)	$132,036

PFSweb, Inc. and Subsidiaries

Unaudited Condensed Consolidating Balance Sheets

as of December 31, 2012

(In Thousands)

		Business &
	PFSweb	Retail Connect	Eliminations	Consolidated
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,079	$6,547	$—	$19,626
Restricted cash	—	283	—	283
Accounts receivable, net	34,831	11,574	(721)	45,684
Inventories, net	—	24,654	—	24,654
Other receivables	—	7,675	—	7,675
Prepaid expenses and other current assets	2,817	1,529	—	4,346

Total current assets	50,727	52,262	(721)	102,268

PROPERTY AND EQUIPMENT, net	27,651	266	—	27,917
RECEIVABLE/INVESTMENT IN AFFILIATES	13,396	—	(13,396)	—
OTHER ASSETS	3,166	120	—	3,286

Total assets	94,940	52,648	(14,117)	133,471

LIABILITIES AND SHAREHOLDERS EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt and capital lease obligations	$13,072	$3,588	$—	$16,660
Trade accounts payable	12,109	29,105	(721)	40,493
Deferred revenue	6,573	75	—	6,648
Accrued expenses	16,743	6,354	—	23,097

Total current liabilities	48,497	39,122	(721)	86,898
LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS, less current portion	5,400	—	—	5,400
PAYABLE TO AFFILIATES	—	22,795	(22,795)	—
DEFERRED REVENUE	7,562	—	—	7,562
DEFERRED RENT	5,482	78	—	5,560

Total liabilities	66,941	61,995	(23,516)	105,420

COMMITMENTS AND CONTINGENCIES
SHAREHOLDERS’ EQUITY:
Common stock	13	19	(19)	13
Capital contributions	—	1,000	(1,000)	—
Additional paid-in capital	106,018	28,059	(28,059)	106,018
Retained earnings (accumulated deficit)	(79,461)	(40,606)	40,658	(79,409)
Accumulated other comprehensive income	1,554	2,181	(2,181)	1,554
Treasury stock	(125)	—	—	(125)

Total shareholders’ equity	27,999	(9,347)	9,399	28,051

Total liabilities and shareholders’ equity	$94,940	$52,648	$(14,117)	$133,471

Company Contact:

Michael C. Willoughby

Chief Executive Officer

or

Thomas J. Madden

Chief Financial Officer

Tel 972-881-2900

Investor Relations:

Liolios Group Inc.

Cody Slach or Greg Falesnik

Tel 949-574-3860

PFSW@liolios.com